FOURTH AMENDMENT TO LOAN AGREEMENT

       This FOURTH AMENDMENT TO LOAN AGREEMENT (this "Fourth Amendment") is made as of the 31st day of July, 2006, by and between UNITED MORTGAGE TRUST, a Maryland real estate investment trust ("Borrower") and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association ("Lender").
RECITALS

       A.	Borrower and Lender entered into that certain Loan Agreement dated as of November 8, 2004, as amended by (i) the First Amendment to Loan Agreement dated as of December 27, 2005, (ii) the Second Amendment to Loan Agreement dated as of April 20, 2006, and (iii) the Third Amendment to Loan Agreement dated as of June 16, 2006 (said loan agreement as so amended is herein called the "Loan Agreement").

       B.	Borrower has requested Lender to increase the amount of the
Commitment and the amount of the Letter of Credit Liabilities, and Lender, has agreed to the same upon the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

       Section 1.01.	Definitions.  Capitalized terms used in this Fourth
Amendment, to the extent not otherwise defined herein, shall have the same meaning as assigned to them in the Loan Agreement, as amended hereby.

ARTICLE II

Amendments

       Section 2.01.	Amendments to Section 1.1.

       (a)	The definition of "Commitment" in Section 1.1 of the Loan
Agreement is amended in its entirety to hereafter read as follows:
"'Commitment' means the obligation of the Lender to make Revolving
Credit Advances pursuant to Section 2.1 in an aggregate principal amount at any time outstanding up to but not exceeding Thirty Million and No/100 Dollars ($30,000,000.00), subject, however, to termination pursuant to Section 10.2."

       (b)	The definition of "Revolving Credit Note" in Section 1.1 of
the Loan Agreement is amended in its entirety to hereafter read as follows:

"'Revolving Credit Note' means the promissory note of Borrower payable to the order of Lender, in substantially the form of Exhibit A attached to this Fourth Amendment, and all amendments, extensions, renewals, replacements, and modifications thereof."

       (c)	The term "Fourth Amendment" and its definition are added to
Section 1.1 of the Loan Agreement and shall read as follows:

'"Fourth Amendment' means the Fourth Amendment to Loan
Agreement dated as of July 31, 2006, between Borrower and Lender."

       Section 2.02.	Amendment to Section 2.5.  Section 2.5 of the Loan
Agreement is amended in its entirety to hereafter read as follows:

"Section 2.5	Letters of Credit.  Subject to the terms and conditions
of this Agreement, Lender agrees to issue one or more Letters of Credit for the account of Borrower from time to time from the date hereof to and including the Termination Date; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the lesser of (a) Five Million and No/100 ($5,000,000.00), (b) an amount equal to the amount of the Commitment minus the outstanding
Advances, or (c) the Borrowing Base minus the outstanding Revolving Credit Advances. Each Letter of Credit shall not have an expiration date beyond the Termination Date, shall be payable in Dollars, shall have a minimum face amount of $50,000, must support a transaction that is entered into in the ordinary course of Borrower's business, must be satisfactory in form and substance to Lender, will be subject to the payment of such Letter of Credit fees as Lender may require, including, without limitation, an issuance fee of 1% per annum of the face amount of each Letter of Credit, and shall be issued pursuant to such documents and instruments executed by Borrower (including, without limitation, a Letter of Credit Application as then in effect) as Lender may require. Each payment by Lender pursuant to a drawing under a Letter of Credit is due and payable ON DEMAND, and at the sole option of Lender, can be charged by Lender as (and will be deemed to be) a Revolving Credit Advance by Lender to Borrower under the Note and this Agreement as of the day and time such payment is made by Lender and in the amount of such payment."

ARTICLE III

Conditions Precedent

       Section 3.01.	Conditions.  The effectiveness of this Fourth Amendment
and the agreement by Lender to disburse any Advances under the Notes are each subject to the satisfaction of the following conditions precedent, unless specifically waived by Lender:

       (a)	The following instruments shall have been duly and validly executed and delivered by the parties thereto, all in form, scope and content satisfactory to Lender:

	(i)	this Fourth Amendment;
       (ii)	the Revolving Credit Note, being that certain promissory note dated
		of even date herewith in stated principal amount of $30,000,000.00 executed
		by Borrower and payable to the order of Lender;
       (iii)	an Amended and Restated Guaranty Agreement executed by Todd Etter
		in favor of Lender; and
       (iv)	Resolutions of the Board of Directors (or other governing body) of
		Borrower certified by the Secretary or an Assistant Secretary (or other
		custodian of records of Borrower) which authorize the execution, delivery,
		and performance by Borrower of this Fourth Amendment, the Revolving Credit
		Note and the other Loan Documents; and

	(b)	Lender shall have received from Borrower each of the following:

       (i)	a fee in the amount of $33,333.33, which fee is fully earned on the
		date hereof by Lender and nonrefundable;
       (ii)	all reasonable costs and expenses incurred by Lender on or before
		the 		date hereof; and
       (iii)	such other documents as Lender shall from time to time reasonably
		request.

       (c)	The representations and warranties contained herein, in the Loan
Agreement, as amended hereby, and/or in each other Loan Document shall be true and correct as of the date hereof, as if made on the date hereof, except to the extent such representation and warranties relate to an earlier date.

       (d)	No Event of Default shall have occurred and be continuing and no
Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Bank.

       (e)	All corporate proceedings taken in connection with the transactions contemplated by this Fourth Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Lender and its legal counsel.

ARTICLE IV

Ratifications, Representations, Warranties

       Section 4.01.	Ratification by Borrower.  Except as expressly modified
and superseded by this Fourth Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and continue in full force and effect.
The Loan Agreement as amended by this Fourth Amendment and the other Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms.

       Section 4.02.	Renewal and Extension of Security Interests and Liens.
Borrower hereby renews and affirms the liens and security interests created and granted in Loan Documents. Borrower agrees that this Fourth Amendment shall in no manner affect or impair the liens and security interests securing the Obligations, and that such liens and security interests shall not in any manner be waived, the purposes of this Fourth Amendment being to modify the Loan Agreement as herein provided, and to carry forward all liens and security interest securing same, which are acknowledged by Borrower to be valid and subsisting.

       Section 4.03.	Representations and Warranties.  Borrower represents
and warrants to Lender as follows: (i) the execution, delivery and performance of this Fourth Amendment and any and all Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of Borrower and will not violate any of the organizational documents of Borrower or any agreement to which Borrower is a party; (ii) the representations and warranties contained in the Loan Agreement as amended hereby and in each of the other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof; (iii) no Event of Default under the Loan Agreement has occurred and is continuing; and (iv) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby and in all other Loan Documents.

ARTICLE V

Miscellaneous

       Section 5.01.	Survival of Representations and Warranties.  All
representations and warranties made in the Loan Agreement or any other Loan Document, including without limitation, any Loan Document furnished in connection with this Fourth Amendment, shall survive the execution and delivery of this Fourth Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect such representations and warranties or the right of Lender to rely thereon.

       Section 5.02.	Reference to Loan Agreement.  Each of the Loan Documents
and the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended.

       Section 5.03.	Expenses of Lender.  Borrower agrees to pay on demand
all reasonable costs and expenses incurred by Lender directly in connection with the preparation, negotiation and execution of this Fourth Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Lender's legal counsel.

       Section 5.04.	Severability.  Any provision of this Fourth Amendment
held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Fourth Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

       Section 5.05.	Applicable Law.  THIS FOURTH AMENDMENT SHALL BE DEEMED
TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

       Section 5.06.	Successors and Assigns.  This Fourth Amendment is
binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives, except that none of the parties hereto other than Lender may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

       Section 5.07.	Counterparts.  This Fourth Amendment may be executed
in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Fourth Amendment by facsimile shall be equally as effective as delivery of an executed original counterpart and shall constitute a covenant to deliver an executed original counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

       Section 5.08.	Effect of Waiver.  No consent or waiver, express or
implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower, shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

       Section 5.09.	Headings.  The headings, captions, and arrangements used
in this Fourth Amendment are for convenience only and shall not affect the interpretation of this Fourth Amendment.

       Section 5.10.	Conflicting Provisions.  If any provision of the Loan
Agreement as amended hereby conflicts with any provision of any other Loan Document, the provision in the Loan Agreement shall control.

       Section 5.11.	Release.  EACH OF THE BORROWER AND GUARANTOR HEREBY
VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS
AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS,
DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND
LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS FOURTH AMENDMENT IS EXECUTED, WHICH BORROWER OR ANY GUARANTOR MAY NOW OR
HEREAFTER HAVE AGAINST LENDER, ITS AGENTS, EMPLOYEES, SUCCESSORS AND
ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF (1) CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, (II) ANY
LOAN, (III) ANY ACTION OR INACTION ON THE PART OF LENDER WITH RESPECT TO THE LOANS, (IV) ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE, (V) THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THIS FOURTH AMENDMENT, THE LOAN
AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR (VI) THE NEGOTIATION, EXECUTION
OR DELIVERY OF THIS FOURTH AMENDMENT, THE LOAN AGREEMENT OR ANY OTHER
LOAN DOCUMENTS.

       Section 5.12.	Entire Agreement.  THIS FOURTH AMENDMENT, THE LOAN
AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN
CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE LOAN
AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND
MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR
SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN
ORAL AGREEMENTS BETWEEN THE PARTIES.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

EXECUTED as of the date first written above.
                                              BORROWER:
UNITED MORTGAGE TRUST,
a Maryland real estate investment trust
By:_______________________________
Christine Griffin
President
LENDER:
TEXAS CAPITAL BANK, NATIONAL
ASSOCIATION
By:_______________________________
Reed Allton
Executive Vice President


EXHIBIT A
REVOLVING CREDIT NOTE
[see attached]

FOURTH AMENDMENT TO LOAN AGREEMENT - PAGE 2

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 FOURTH AMENDMENT TO LOAN AGREEMENT - SIGNATURE PAGE
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FOURTH AMENDMENT TO LOAN AGREEMENT - EXHIBIT A
DALLAS 1154935_1    4807.32